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                                                                    EXHIBIT 99.5

                           FOX KIDS WORLDWIDE, INC.
                       TENDER OF ANY AND ALL OUTSTANDING
                       9 1/4% SENIOR NOTES DUE 2007 AND
                    10 1/4% SENIOR DISCOUNT NOTES DUE 2007
                                IN EXCHANGE FOR
                       9 1/4% SENIOR NOTES DUE 2007 AND
                    10 1/4% SENIOR DISCOUNT NOTES DUE 2007

To Our Clients:

  Enclosed for your consideration is a prospectus dated March   , 1998 (the
"Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Fox Kids Worldwide, Inc. (the "Company") to exchange its 9 1/4% Senior Notes due 2007 and its 10 1/4 % Senior Discount Notes due 2007 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of the issued and outstanding 9 1/4% Senior Notes due 2007 (the "Old Senior Notes") and 10 1/4% Senior Discount Notes due 2007 (the "Old Senior Discount Notes" and, together with the Old Senior Notes, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in two separate and substantially identical Registration Rights Agreements, dated October 28, 1997 each among the Company and the initial purchasers referred to therein.

  This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on _____ , 1998, unless extended by the Company in its sole discretion. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

  Your attention is directed to the following:

    1. The Exchange Offer is for any and all Old Notes.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

    3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 P.M., New York City time, on _____ , 1998, unless extended by the Company in its sole discretion.

  If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.


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                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Fox Kids Worldwide, Inc. respect to the Old Notes.

  This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Old Notes held by you for my account as indicated below:

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 Old Senior Notes _____________________________________________________________
                     AGGREGATE PRINCIPAL AMOUNT OF OLD SENIOR NOTES TENDERED

 Old Senior Discount Notes ____________________________________________________
                           AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OLD SENIOR DISCOUNT NOTES TENDERED

 [_] Please do not tender any Old Notes held by you for my account.

 Dated: _________________________________________________________________, 1998

 Signature(s): ________________________________________________________________

 Please print name(s) here: ___________________________________________________

 Address(es): _________________________________________________________________

 Area Code and Telephone Number(s): ___________________________________________

 Tax Identification or Social Security Number(s): _____________________________
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  None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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